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                                                                    EXHIBIT 23.4

INDEPENDENT AUDITORS' CONSENT

We hereby consent to the incorporation by reference in this Form S-8 of our report dated November 19, 2003, except with respect to notes 6, 13 and 14 which are dated June 15, 2004, relating to the consolidated financial statements of Altama Delta Corporation and subsidiary, which appears in the Current Report on Form 8-K of Phoenix Footwear Group, Inc., filed with the SEC on July 8, 2004. We also consent to the reference to our firm under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ JOSEPH DECOSIMO AND COMPANY, LLC, CERTIFIED PUBLIC ACCOUNTANTS Atlanta, Georgia
July 8, 2004